EXHIBIT 10.1

CONFIDENTIAL TREATMENT

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FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of March 16, 2009 among TRUE TEMPER CORPORATION, a Delaware corporation (“Holdings”), TRUE TEMPER SPORTS, INC., a Delaware corporation (the “Borrower”), TRUE TEMPER SPORTS-PRC HOLDINGS, INC., a Delaware corporation, EL CAJON EQUIPMENT CORPORATION, a Delaware corporation (together with Holdings, the Borrower, True Temper Sports-PRC, Inc., the “Loan Parties”), CREDIT SUISSE, as administrative agent and collateral agent (in such capacities, the “Agent”), and the LENDERS (collectively, the “Lenders”) from time to time party to that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 27, 2006 (amending and restating that certain Credit Agreement dated as of March 15, 2004) (as otherwise amended, restated, supplemented, waived or otherwise modified from time to time, the “First Lien Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the First Lien Credit Agreement.

RECITALS

A.            Holdings, the Borrower, the Agent and the Lenders have entered into the First Lien Credit Agreement.

B.            An Event of Default has occurred (or shall occur) under (i) Section 7.01(b) of the First Lien Credit Agreement as a result of the Loan Parties’ failure to repay any principal of any Revolving Loan or the reimbursement with respect any L/C Disbursement, (ii) Section 7.01(d) of the First Lien Credit Agreement as a result of the Loan Parties’ failure to satisfy (a) Section 6.11 of the First Lien Credit Agreement, (b) Section 6.12 of the First Lien Credit Agreement, or (c) Section 6.13 of the First Lien Credit Agreement, in each case, with respect to any quarterly period ending on or before the occurrence of a Forbearance Termination Event, (iii) Section 7.01(e) of the First Lien Credit Agreement as a result of the Loan Parties’ failure to deliver (a) an “unqualified” opinion of its accountants pursuant to Section 5.04(a) of the First Lien Credit Agreement, (b) a certificate of a Financial Officer pursuant to Section 5.04(c)(iii) of the First Lien Credit Agreement, or (c) a budget pursuant to Section 5.04(d) of the First Lien Credit Agreement, and (iv) Sections 7.01(e) and (f) of the First Lien Credit Agreement as a result of the Loan Parties’ failure to pay (a) any amounts due under the Second Lien Credit Agreement or the Subordinated Notes and (b) obligations under or in respect of F/X hedge agreements, in each case, pursuant to Section 5.03 of the First Lien Credit Agreement (collectively, the “Specified Defaults”).

C.            The Loan Parties have requested that the Agent and the Lenders agree to forbear for the period of time set forth below from exercising their rights and remedies arising solely in connection with the Specified Defaults.

CONFIDENTIAL TREATMENT

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D.            The Agent and the Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.            Estoppel, Acknowledgement and Reaffirmation.  Each Loan Party hereby acknowledges and agrees that (i) the Specified Defaults currently exist (or may occur) and have not previously been waived by the Agent or the Lenders, (ii) the Borrower is indebted and liable to the Lenders in the aggregate principal amount of approximately $17,000,000 in respect of the Revolving Loans, $2,150,000 in respect of outstanding Letters of Credit, and in the aggregate principal amount of approximately $84,732,790 in respect of the Term Loans, plus interest, fees, expenses (including but not limited to attorneys’ and financial advisors’ fees that are reimbursable under the First Lien Credit Agreement), charges and all other obligations incurred in connection therewith as provided in the First Lien Credit Agreement, and (iii) such amounts outstanding under the First Lien Credit Agreement constitute valid and subsisting obligations of the Borrower to the Agent and the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Loan Parties hereby (i) acknowledge and affirm their obligations under the respective Loan Documents to which they are party, (ii) acknowledge and affirm the liens created and granted by the Loan Parties in the Loan Documents and (iii) agree that this Agreement shall in no manner adversely affect or impair such liens.

B.            Forbearance.  Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby agree that, during the Forbearance Period (as defined below), the Agent and the Lenders shall forbear from exercising any and all of the rights or remedies available to them under the Loan Documents or applicable law as a result of the Specified Defaults, but only to the extent that such rights or remedies arise exclusively as a result of the existence or continuation of the Specified Defaults; provided, however, that the Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Specified Defaults at any time upon or after the occurrence of a Forbearance Termination Event (as defined below); provided further, that except as expressly set forth in this Agreement, this Agreement shall not operate as a waiver, amendment or modification of any Loan Document.

C.            Forbearance Termination Events.  In order to preserve the economic interests of the Lenders, nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Agent or the Lenders to forbear from exercising any of the rights or remedies arising from the Specified Defaults available to them under the Loan Documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event.  As used herein, a “Forbearance Termination Event” shall mean the occurrence of any of the following:  (i) any failure by any Loan Party to comply with any of the material terms of this Agreement, (ii) any Default or Event of Default under the First Lien Credit Agreement or any other Loan Document other than the Specified Defaults, (iii) the commencement of any lawsuit or proceeding, or the

CONFIDENTIAL TREATMENT

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exercise of any remedies with respect to the Collateral, by any of the lenders or the administrative or collateral agent under the Second Lien Credit Agreement, dated as of January 22, 2007, among Holdings, Borrower, the lender parties thereto and Credit Suisse, as administrative agent (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Second Lien Credit Agreement”), (iv) the commencement of any lawsuit or proceeding by a holder or holders or on behalf of the holders of the Subordinated Notes against any of the Loan Parties to receive payments in connection with such Notes, (v) any payment shall be made by any Loan Party or any subsidiary of any of them (a) in cash in respect of any Indebtedness pursuant to the Second Lien Credit Agreement, other than with respect to reimbursement of out-of-pocket costs and expenses of the administrative agent under the Second Lien Credit Agreement, (b) in respect of any Indebtedness pursuant to the Subordinated Notes, (c) to the Sponsor or any Sponsor Related Parties, whether in respect of dividends or management fees or for any other purpose; provided, that the Loan Parties can make payments to the Sponsor or any Sponsor Related Parties for the reimbursement for expenses up to $5,000 in the aggregate during the Forbearance Period, (d) to members of any Loan Party’s management of an extraordinary nature, including, without limitation, bonuses or other forms of additional cash compensation, or (e) in respect of obligations under or in respect of any F/X hedge agreement, upon and following the termination of any such F/X hedge agreement, or (vi) midnight on June 16, 2009.  The period from the date hereof to (but excluding) the date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”.

D.            Conditions Precedent to Effectiveness.  This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Agreement) or waived, as determined by the Agent, each of the Revolving Credit Lenders and the Required Lenders in their discretion:

1)             Executed Agreement.  The Agent and the Loan Parties shall have received counterparts of this Agreement duly executed by each of the Loan Parties, the Agent and each of the Revolving Credit Lenders and the Required Lenders.

2)             Forbearance Fee.  The Borrower shall pay to each of the Lenders that are party hereto a fee equal to .50% of the outstanding Obligations of each such Lender under the First Lien Credit Agreement; provided however that such fee shall be capitalized and added to the principal amount of each such Lender’s outstanding Loans on the Forbearance Termination Date.

3)             Engagement Letters — Financial Advisor and Counsel.   The Agent shall have received duly executed engagement letters (the “Engagement Letters”) for each of its financial advisor and counsel, respectively, in each case, in form and substance satisfactory to the Agent.  The Borrower shall fund a retainer of $125,000 for each of the Agent’s financial advisor and counsel.

4)             Unpaid Fees and Expenses.  The Borrower shall pay to the Agent all outstanding and unpaid fees and expenses due and payable to the Agent, including but not

CONFIDENTIAL TREATMENT

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limited to unpaid Administrative Agent Fees pursuant to Section 2.05 of the First Lien Credit Agreement and, to the extent invoiced, unpaid expenses incurred pursuant to Section 9.05 of the First Lien Credit Agreement.

E.             Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders that:

1)             Upon giving effect to this Agreement (a) no Default or Event of Default exists (other than the Specified Defaults) and (b) all of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they are true and correct as of such earlier date); and

2)             The execution, delivery and performance by such Loan Party of this Agreement has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such person’s organizational documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (x) any contractual obligation to which such person is a party or affecting such person or the properties of such person or any of its subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such person or its property is subject; or (c) violate any applicable law.  Each Loan Party and each subsidiary thereof is in compliance with all contractual obligations referred to in clause (b)(x), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any of the Loan Parties of this Agreement.

F.             Covenants.

1)             As partial consideration for entering into this Agreement, the relevant Loan Parties and the Agent shall on or before March 25, 2009 enter into deposit account control agreements and securities account control agreements to provide to the Agent, on behalf of the Agent and the Lenders, a perfected first priority security interest in and lien upon all of the Loan Parties’ deposit accounts and securities accounts.

2)             The Loan Parties shall execute and deliver instruments, agreements, and documents and take other action as may be reasonably required by the Agent to provide the Agent a first priority security interest in and lien upon the Collateral.

3)             At all times during the Forbearance Period, the Loan Parties shall maintain a minimum available cash amount of not less than:  (i) with respect to cash in accounts located in the United States that are subject to control agreements in favor of the Agent, $6,000,000; and (ii) $7,000,000 in the aggregate.

CONFIDENTIAL TREATMENT

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4)             The Borrower shall not permit the net revenues for the periods set forth below to be less than the amounts set forth opposite such period below:

Period	Net Revenues
March 2009		$8,000,000
March through April 2009	[	***	]
March through May 2009	[	***	]

5)             At all times after the Effective Date, (i) interest on each Loan shall be payable on the last Business Day of each month (other than Eurodollar Loans as to which an Interest Period is still in effect) and (ii) all other amounts owed by the Borrower with respect to the Obligations (other than Revolving Loans) shall continue to be paid when due.

6)             At all times after the Effective Date, the Borrower shall pay interest on all amounts outstanding under the First Lien Credit Agreement at the default rate set forth in Section 2.07 of the First Lien Credit Agreement using the Applicable Margin provided in “Category 1” of such definition.

7)             At the end of the Interest Period for each Eurodollar Borrowing outstanding on the Effective Date, such Borrowing shall convert into an ABR Borrowing, and at all times after the Effective Date, the Borrower shall not, and shall no longer have the right to, convert any ABR Borrowing into a Eurodollar Borrowing or continue any Eurodollar Borrowing as a Eurodollar Borrowing.

8)             During the Forbearance Period, the Borrower shall continue the retention of Lazard Middle Market LLC (the “Financial Advisor”) as its financial advisor.  The Borrower shall direct the Financial Advisor to cooperate with the Agent and the Lenders, including sharing certain non-confidential materials, during the Forbearance Period.

9)             During the Forbearance Period, on or before Wednesday of each week, the Borrower shall deliver to the Agent and the Lenders a 13-week rolling cash flow forecast which shall detail all sources and uses of cash on a weekly basis and shall report any variances from the prior week.  Each Thursday of each week, the Borrower and the Financial Advisor shall participate on regularly scheduled conference calls with the Agent and the Lenders to discuss the 13-week rolling cash flow forecast.  The Loan Parties shall permit the Agent, the Lenders and their advisors, on reasonable notice, to visit and inspect their properties (including their books and records, accounts receivable and inventory, facilities and other business assets) as often as reasonably requested.

CONFIDENTIAL TREATMENT

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10)           During the Forbearance Period, within 20 days after the end of each fiscal month, the Borrower shall provide to the Agent for distribution to each Lender monthly financial statements as of the close of such fiscal month.

11)           At all times after the Effective Date, the Loan Parties shall provide the Agent and the Lenders and their respective advisors with reasonable access to the Loan Parties and the Financial Advisor as often as may be reasonably requested of the Loan Parties and the Financial Advisor, as applicable.

12)           The Borrower agrees to comply with the following milestones:

i.      On or before April 10, 2009, the Borrower shall deliver (or cause the Financial Advisor to deliver) to the Agent for distribution to each Lender a revised 2009-2013 business plan;

ii.             On or before April 10, 2009, the Borrower shall deliver to the Agent for distribution to each Lender a completed collateral certificate, in a form to be agreed upon by the Agent and the Loan Parties, with respect to the Loan Parties;

iii.          On or before April 30, 2009, the Borrower shall deliver (or cause the Financial Advisor to deliver) to the Agent for distribution to each Lender a comprehensive financial and operational restructuring plan (“Financial and Operational Plan”), including, without limitation, a review of financial alternatives available to the Borrower.  The Financial and Operational Plan shall include, without limitation, a sensitivity analysis with projection scenarios to address potential deterioration or improvement in business trends; and

iv.          On or before May 20, 2009, the Borrower shall deliver (or cause the Financial Advisor to deliver) to the Agent for distribution to each Lender a plan describing a financial restructuring of the Loan Parties, and the means by which such plan will be implemented (the “Restructuring Plan”).  [

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CONFIDENTIAL TREATMENT

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G.            Release.  In partial consideration of the Agent and the Lenders’ willingness to enter into this Agreement, each of the Loan Parties hereby releases the Lenders, the Agent and the Lenders’ and the Agent’s officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof.

H.            Counterparts/Telecopy.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts by telecopy or electronic mail shall be effective as an original.

I.              GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

J.             Entirety.  This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement, together with the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  In the event there is a conflict between this Agreement and the other Loan Documents, this Agreement shall control.

K.            Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Agreement and agree that this Agreement and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the First Lien Credit Agreement or the other Loan Documents.

L.             Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

M.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

N.            Loan Document.  This Agreement is a Loan Document for all purposes.

CONFIDENTIAL TREATMENT

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the date first above written.

TRUE TEMPER CORPORATION

By:
Name:
Title:

TRUE TEMPER SPORTS, INC.

By:
Name:
Title:

TRUE TEMPER SPORTS — PRC HOLDINGS, INC.

By:
Name:
Title:

EL CAJON EQUIPMENT CORPORATION

By:
Name:
Title:

CONFIDENTIAL TREATMENT

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Administrative Agent, Collateral Agent, Revolving Credit Lender and Term Lender

By:
Name:
Title:

By:
Name:
Title:

CONFIDENTIAL TREATMENT

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LENDER

By:
Name:
Title: